QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements No. 333-79643 and No. 333-46936 of Direct Focus, Inc. on Form S-8 of our report dated January 19, 2001, appearing in the Annual Report on Form 10-K of Direct Focus, Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE, LLP
Portland, Oregon
March 28, 2001

84

QuickLinks

INDEPENDENT AUDITORS' CONSENT